EXHIBIT 5.1

                               June 4, 2003




AnnTaylor Stores Corporation
142 West 57th Street
New York, New York 10019


         Re:  Registration Statement on Form S-8 of AnnTaylor Stores Corporation
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Ladies and Gentlemen:

      I am Senior Vice President, General Counsel and Secretary of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), and am delivering this opinion in connection with the Registration Statement on Form S-8 of the Company (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,200,000 shares of the Company's Common Stock, par value $0.0068 per share (the "Shares"), pursuant to the Company's 2003 Equity Incentive Plan (the "Plan").

      In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Registration Statement, (ii) the Restated Certificate of Incorporation of the Company, as amended through the date hereof, (iii) the Plan and (iv) copies of certain resolutions adopted by the Board of Directors of the Company relating to, among other things, the Plan and the filing of the Registration Statement and related matters.

      In such examination, I have assumed the genuineness of all signatures (except signatures of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the

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                                                                   EXHIBIT 5.1

power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions set forth herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others.

      I am admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware.

      Based upon and subject to the foregoing and the qualifications and limitations set forth herein, I am of the opinion that the Shares will be, when issued and paid for in the manner contemplated by the Registration Statement and the Plan, duly authorized, validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, however, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

      This opinion is being furnished to you solely for your benefit in connection with the Registration Statement, and is not to be used, circulated, quoted, relied upon or otherwise referred to for any other purpose or by any other person without my express prior written consent.


                               Very truly yours,

                               /s/Barbara K. Eisenberg
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                                  Barbara K. Eisenberg
                                  Senior Vice President,
                                  General Counsel and Secretary